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                                                                    Exhibit 10.1

      On November 14, 2006, the independent directors of the Board of Directors approved annual base salaries for the Chairman/Chief Executive Officer and President/Chief Operating Officer of $375,210 and $286,560, respectively, effective as of July 1, 2006.